                                                                                                                           Exhibit 31.1

                                                             CERTIFICATION

I, Kelly Absher, certify that:

1.       I have reviewed this annual report on Form 10-K,  and all reports on Form 8-K  containing  distribution  or servicing  reports filed in respect of periods included in the year covered by this annual report, of the Select Notes Trust LT 2004-1;

2.       Based on my  knowledge,  the  information  in these  reports,  taken as a whole,  does not contain any untrue  statement  of a material fact or omit to state a material fact necessary to make the statements  made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.       Based on my  knowledge,  the  distribution  or servicing  information  required to be provided to the depositor by the trustee under the pooling and servicing, or similar agreement, for inclusion in these reports is included in these reports;

4.       I am responsible for reviewing the activities  performed by the depositor and the trustee under the pooling and servicing,  or similar agreement and based upon my knowledge and the annual  compliance review required under that agreement,  and except as disclosed in the reports, the depositor and the trustee have each fulfilled its obligations under that agreement.

5.       The reports  disclose all  significant  deficiencies  relating to the  compliance  by the trustee and the  depositor  with the minimum servicing or similar standards based upon the report provided by an independent  public  accountant,  after conducting a review in compliance with the Uniform Single Attestation  Program for Mortgage Bankers or similar  procedure,  as set forth in the pooling and servicing, or similar agreement, that is included in these reports.

In giving the  certifications  above, I have reasonably  relied on information  provided to me by the following  unaffiliated  parties:
U.S. Bank Trust National Association.

                                                        By:  /s/ Kelly Absher
                                                           Name:   Kelly Absher
                                                           Title:  Authorized Signatory
                                                           Structured Obligations Corporation
                                                           Date:   March 28, 2007